EXHIBIT 3.6

CANTOR FITZGERALD INCOME TRUST, INC.

ARTICLES SUPPLEMENTARY

Cantor Fitzgerald Income Trust, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Under a power contained in Section 5.2.2 of Article V of the charter of the Corporation (the “Charter”), the Board of Directors of the Corporation (the “Board of Directors”), by duly adopted resolutions, reclassified 100,000,000 authorized but unissued shares of Class TX Common Stock, $0.01 par value per share, of the Corporation (the “Class TX Common Shares”) as shares of Class T Common Stock, $0.01 par value per share, of the Corporation (the “Class T Common Shares”), 20,000,000 authorized but unissued shares of Class AX Common Stock, $0.01 par value per share, of the Corporation (the “Class AX Common Shares”) as shares of Class S Common Stock, $0.01 par value per share, of the Corporation (the “Class S Common Shares”), 60,000,000 authorized but unissued Class AX Common Shares as shares of Class D Common Stock, $0.01 par value per share, of the Corporation (the “Class D Common Shares”) and 35,000,000 authorized but unissued shares of Class IX Common Stock, $0.01 par value per share, of the Corporation (the “Class IX Common Shares”), 95,000,000 authorized but unissued shares of Class TX Common Shares and 70,000,000 authorized but unissued Class AX Common Shares as shares of Class I Common Stock, $0.01 par value per share, of the Corporation (the “Class I Common Shares”), each having the following preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption, which, upon any restatement of the Charter, shall become part of Article V of the Charter, with any necessary or appropriate renumbering or relettering of the sections or subsections hereof. The total numbers of Class AX Common Shares, Class TX Common Shares, Class IX Common Shares, Class T Common Shares, Class S Common Shares, Class D Common Shares and Class I Common Shares which the Corporation has authority to issue after giving effect to these Articles Supplementary are 10,000,000, 5,000,000, 5,000,000, 100,000,000, 20,000,000, 60,000,000 and 200,000,000, respectively. There has been no increase in the authorized shares of stock of the Corporation effected by these Articles Supplementary. Unless otherwise defined below, capitalized terms used below have the meanings given to them in the Charter.

Class T Common Stock

(1) Designation and Number. A class of Common Shares, designated the Class T Common Stock, $0.01 par value per share (the “Class T Common Shares”), is hereby established. The number of authorized Class T Common Shares shall be 100,000,000.

(2) Definitions. As used herein, the following terms shall have the following meanings unless the context otherwise requires:

Class T Conversion Rate. The term “Class T Conversion Rate” shall mean a fraction, the numerator of which is the Net Asset Value Per Class T Common Share and the denominator of which is the Net Asset Value Per Class I Common Share.

Net Asset Value Per Class I Common Share. The term “Net Asset Value Per Class I Common Share” shall mean the net asset value of the Corporation allocable to the Class I Common Shares, determined as described in the Corporation’s Prospectus (or, if the Corporation is not then engaged in an offering of Class I Common Shares and the calculation methodology has been amended by the Board of Directors, then as described in the Corporation’s periodic filings with the Securities and Exchange Commission), divided by the number of outstanding Class I Common Shares.

Net Asset Value Per Class T Common Share. The term “Net Asset Value Per Class T Common Share” shall mean the net asset value of the Corporation allocable to the Class T Common Shares, determined as described in the Corporation’s Prospectus (or, if the Corporation is not then engaged in an offering of Class T Common Shares and the calculation methodology has been amended by the Board of Directors, then as described in the Corporation’s periodic filings with the Securities and Exchange Commission), divided by the number of outstanding Class T Common Shares.

Total Corporation-Level Underwriting Compensation. The term “Total Corporation-Level Underwriting Compensation” shall mean all underwriting compensation paid or incurred with respect to an Offering from all sources, determined pursuant to the rules and guidance of the Financial Industry Regulatory Authority, Inc., including Selling Commissions, Dealer Manager Fees and Distribution Fees.

(3) Rights Upon Liquidation. Immediately before any liquidation, dissolution or winding up of the Corporation or any distribution of the assets of the Corporation pursuant to a plan of liquidation, dissolution or winding up, each Class T Common Share shall automatically and without any action on the part of the holder thereof convert into a number of Class I Common Shares equal to the Class T Conversion Rate.

(4) Conversion of Class T Common Shares. Each Class T Common Share held in a Stockholder’s account shall automatically and without any action on the part of the holder thereof convert into a number of Class I Common Shares equal to the Class T Conversion Rate on the earliest of (a) a Listing of Class I Common Shares, (b) a merger or consolidation of the Corporation with or into another entity or the sale or other disposition of all or substantially all of the Corporation’s assets, (c) the end of the month in which the Dealer Manager in conjunction with the Corporation’s transfer agent determines that total Selling Commissions, Dealer Manager Fees and Distribution Fees paid with respect to the Shares held by such Stockholder within such account would exceed, in the aggregate, 8.75% (or such lower percentage set forth in the agreement between the Dealer Manager and the Soliciting Dealer in effect at the time that Class T Common Shares were first issued to such account) of the sum of the Gross Proceeds from the sale of such Shares, including the Gross Proceeds of any Shares issued under a Reinvestment Plan with respect thereto, and (d) after termination of the primary portion of the Offering in which such Class T Common Shares were sold, the end of the month in which the Corporation, with the assistance of the Dealer Manager, determines that Total Corporation-Level Underwriting Compensation paid with respect to such Offering is equal to ten percent of the Gross Proceeds of the primary portion of such Offering.

Class S Common Stock

(1) Designation and Number. A class of Common Shares, designated the Class S Common Stock, $0.01 par value per share (the “Class S Common Shares”), is hereby established. The number of authorized Class S Common Shares shall be 20,000,000.

(2) Definitions. As used herein, the following terms shall have the following meanings unless the context otherwise requires:

Class S Conversion Rate. The term “Class S Conversion Rate” shall mean a fraction, the numerator of which is the Net Asset Value Per Class S Common Share and the denominator of which is the Net Asset Value Per Class I Common Share.

Net Asset Value Per Class S Common Share. The term “Net Asset Value Per Class S Common Share” shall mean the net asset value of the Corporation allocable to the Class S Common Shares, determined as described in the Corporation’s Prospectus (or, if the Corporation is not then engaged in an offering of Class S Common Shares and the calculation methodology has been amended by the Board of Directors, then as described in the Corporation’s periodic filings with the Securities and Exchange Commission), divided by the number of outstanding Class S Common Shares.

(3) Rights Upon Liquidation. Immediately before any liquidation, dissolution or winding up of the Corporation or any distribution of the assets of the Corporation pursuant to a plan of liquidation, dissolution or winding up, each Class S Common Share shall automatically and without any action on the part of the holder thereof convert into a number of Class I Common Shares equal to the Class S Conversion Rate.

(4) Conversion of Class S Common Shares. Each Class S Common Share held in a Stockholder’s account shall automatically and without any action on the part of the holder thereof convert into a number of Class I Common Shares equal to the Class S Conversion Rate on the earliest of (a) a Listing of Class I Common Shares, (b) a merger or consolidation of the Corporation with or into another entity or the sale or other disposition of all or substantially all of the Corporation’s assets, (c) the end of the month in which the Dealer Manager in conjunction with the Corporation’s transfer agent determines that total Selling Commissions and Distribution Fees paid with respect to the Shares held by such Stockholder within such account would exceed, in the aggregate, 8.75% of the sum of the Gross Proceeds from the sale of such Shares, including the Gross Proceeds of any Shares issued under a Reinvestment Plan with respect thereto, and (d) after termination of the primary portion of the Offering in which such Class S Common Shares were sold, the end of the month in which the Corporation, with the assistance of the Dealer Manager, determines that Total Corporation-Level Underwriting Compensation paid with respect to such Offering is equal to ten percent of the Gross Proceeds of the primary portion of such Offering.

Class D Common Stock

(1) Designation and Number. A class of Common Shares, designated the Class D Common Stock, $0.01 par value per share (the “Class D Common Shares”), is hereby established. The number of authorized Class D Common Shares shall be 60,000,000.

(2) Definitions. As used herein, the following terms shall have the following meanings unless the context otherwise requires:

Class D Conversion Rate. The term “Class D Conversion Rate” shall mean a fraction, the numerator of which is the Net Asset Value Per Class D Common Share and the denominator of which is the Net Asset Value Per Class I Common Share.

Net Asset Value Per Class D Common Share. The term “Net Asset Value Per Class D Common Share” shall mean the net asset value of the Corporation allocable to the Class D Common Shares, determined as described in the Corporation’s Prospectus (or, if the Corporation is not then engaged in an offering of Class D Common Shares and the calculation methodology has been amended by the Board of Directors, then as described in the Corporation’s periodic filings with the Securities and Exchange Commission), divided by the number of outstanding Class D Common Shares.

(3) Rights Upon Liquidation. Immediately before any liquidation, dissolution or winding up of the Corporation or any distribution of the assets of the Corporation pursuant to a plan of liquidation, dissolution or winding up, each Class D Common Share shall automatically and without any action on the part of the holder thereof convert into a number of Class I Common Shares equal to the Class D Conversion Rate.

(4) Conversion of Class D Common Shares. Each Class D Common Share held in a Stockholder’s account shall automatically and without any action on the part of the holder thereof convert into a number of Class I Common Shares equal to the Class D Conversion Rate on the earliest of (a) a Listing of Class I Common Shares, (b) a merger or consolidation of the Corporation with or into another entity or the sale or other disposition of all or substantially all of the Corporation’s assets, (c) the end of the month in which the Dealer Manager in conjunction with the Corporation’s transfer agent determines that total Selling Commissions and Distribution Fees paid with respect to the Shares held by such Stockholder within such account would exceed, in the aggregate, 8.75% of the sum of the Gross Proceeds from the sale of such Shares, including the Gross Proceeds of any Shares issued under a Reinvestment Plan with respect thereto, and (d) after termination of the primary portion of the Offering in which such Class D Common Shares were sold, the end of the month in which the Corporation, with the assistance of the Dealer Manager, determines that Total Corporation-Level Underwriting Compensation paid with respect to such Offering is equal to ten percent of the Gross Proceeds of the primary portion of such Offering.

Class I Common Stock

(1) Designation and Number. A class of Common Shares, designated the Class I Common Stock, $0.01 par value per share (the “Class I Common Shares”), is hereby established. The number of authorized Class I Common Shares shall be 200,000,000.

(2) Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or any distribution of the assets of the Corporation, the holder of each Class I Common Share shall be entitled to be paid, out of the assets of the Corporation that are legally available for distribution to the Stockholders, a liquidation payment equal to the Net Asset Value Per Class I Common Share.

SECOND: The Class T Common Shares, Class S Common Shares, Class D Common Shares and Class I Common Shares have been reclassified by the Board of Directors under the authority contained in the Charter.

THIRD: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

FOURTH: The undersigned acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its President and attested to by its Chief Financial Officer and Treasurer on this 30th day of July, 2020.

ATTEST:		CANTOR FITZGERALD INCOME TRUST, INC.

/s/ Paul M. Pion		By:	/s/ Christopher A. Milner		(SEAL)
Name:	Paul M. Pion		Name:	Christopher A. Milner
Title:	Chief Financial Officer and Treasurer		Title:	President